Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-05951, 333-45729, 333-60231, 333-60233, 333-30154, 333-59644, 333-72228, 333-86902, 333-101920, 333-111130, 333-128255, 333-152024, 333-160690, 333-160691, and 333-161412 on Form S-8 of our reports dated March 16, 2010 (June 8, 2010 as to Note 19 and Note 21), relating to the financial statements of JDA Software Group, Inc., appearing in this Current Report on Form 8-K of JDA Software Group, Inc.
/s/ DELOITTE & TOUCHE LLP
Phoenix, AZ
June 8, 2010